UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of the Securities and Exchange Act of 1934.

Date of Report (Date of earliest event reported) October 21, 2008

AUTOLIV, INC.

(Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation)	001-12933 (Commission File Number)	51-0378542 (I.R.S. Employer Identification No.)

World Trade Center,
Klarabergsviadukten 70, SE-107 24
Stockholm, Sweden

(Address of principal executive offices)

Registrant's telephone number, including area code +46 (0)8 587 20 600

Not Applicable

(Former name or former address, if changed since last report)

Item 2.02 Results of Operations and Financial Condition

On October 21, 2008 Autoliv, Inc. (the "Company") issued a press release announcing its financial results for the third quarter of 2008. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference. This press release contains certain references to financial measures identified as “organic sales”, “operating working capital”, “net debt”, “leverage ratio” and “interest coverage ratio” which are adjustments from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (GAAP). These financial measures, as used herein, differ from financial measures reported under GAAP and management believes that these financial presentations provide useful supplemental information which is important to a proper understanding of the Company’s core business results by investors. These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies. For an explanation of the reasons for which management uses these figures see the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Item 7.01 Regulation FD disclosure; and

Item 9.01 Financial Statements and Exhibits

(c) EXHIBITS

99.1   Press Release of Autoliv, Inc. dated October 21, 2008 reporting Autoliv, Inc.'s financial results for the third quarter of 2008.

Explanatory Note
Autoliv is filing this 8-K/A due to a technical error that occurred in the filing of the 8-K filed on October 21, 2008 that resulted in the omission of words in some sentences at the right margins of the exhibit. In every other respect, this is the same document as the initial filing on October 21, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date October 21, 2008	AUTOLIV, INC. (Registrant)

/s/Lars A. Sjöbring Lars A. Sjöbring Vice President - Legal Affairs, General Counsel and Secretary